UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas                                           333-156263                                   26-3404322
(State or other jurisdiction)          (Commission file number)               (IRS Identification No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

Effective September 13, 2010, the Registrants majority shareholder appointed J. Bernard Rice as an additional new director of the Registrant.

Bernard Rice, age 56, was elected as an additional Director of the Registrant Director on September 13, 2010.   From 2004 to the present, Mr. Rice has been the Chief Financial Officer of Best Practice Networks, Inc., a company incorporated in Georgia which he co-founded in Florida. That company is a leading innovator of easy-to-use on-line learning technology for K-12 students and adult career education students. Mr. Rice is also the Chief Financial Officer of Crescent Financial Partners, Inc., which is a private equity merchant banking firm, focused on early stage and middle market opportunities. CFP is a principal investor, providing project and growth funding, business development expertise, and strategic and financial guidance. CFP provides financial advisory services through Crescent Financial Advisors, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

By: /s/ James Smith____
     James Smith, President

Dated: September 13, 2010